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                                                                 Exhibit 2(s)(i)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Mark F. Kemper, Joseph T. Malone, Keith A. Weller, Jack W. Murphy and Dilia M. Caballero, and each of them singly, as his or her true and lawful agents and attorneys-in-fact, with full power and substitution and resubstitution of him or her in his or her name, place and stead, to sign any and all registration statements on Form N-2 applicable to Managed High Yield Plus Fund Inc. and any amendments or supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

          NAME                           TITLE                         DATE
          ----                           -----                         ----
/s/ Margo N. Alexander           Director                       November 10, 2004
----------------------
Margo N. Alexander

/s/Richard Q. Armstrong          Director and                   November 10, 2004
-----------------------          Chairman of the Board
Richard Q. Armstrong             of Directors

/s/David J. Beaubien             Director                       November 10, 2004
--------------------
David J. Beaubien

/s/Richard R. Burt               Director                       November 10, 2004
------------------
Richard R. Burt

/s/Meyer Feldberg                Director                       November 10, 2004
-----------------
Meyer Feldberg

/s/ Carl W. Schafer              Director                       November 10, 2004
-------------------
Carl W. Schafer

/s/ William D. White             Director                       November 10, 2004
--------------------
William D. White